Exhibit 21.1

SVB Financial Group Annual Report on Form 10-K

Exhibit 21.1—Subsidiaries of SVB Financial Group

The following is a list of the direct and indirect subsidiaries of SVB Financial Group as of December 31, 2010:

Subsidiary	Jurisdiction of Incorporation or Organization
eProsper, Inc.	Delaware
Gold Hill Venture Lending Partners 03, LLC	California
ICP Holdings I	Mauritius
Partners for Growth, L.P.	Delaware
Preferred Return Managers, L.P.	Delaware
SICP Management Co., Pvt. Ltd.	Mauritius
Silicon Valley BancVentures, Inc.	California
Silicon Valley BancVentures, L.P.	California
Silicon Valley Bank	California
SVB Analytics, Inc.	Delaware
SVB Asset Management	California
SVB Business Partners (Beijing) Co. Ltd.	China
SVB Business Partners (Shanghai) Co. Ltd.	China
SVB Capital—NT Growth Partners, L.P.	Delaware
SVB Capital Partners II, LLC	Delaware
SVB Capital Partners II, L.P.	Delaware
SVB Capital Preferred Return Fund, L.P.	Delaware
SVB Capital Shanghai Yangpu Venture Capital Fund, L.P.	China
SVB Capital Trust II	Delaware
SVB Financial Group UK Limited	United Kingdom
SVB GG Holdings, LLC	Delaware
SVB Global Financial, Inc.	Delaware
SVB Global Investors, LLC	Delaware
SVB Global Investors Fund, LP	Delaware
SVB Growth Investors, LLC	Delaware
SVB Growth Investors Fund, LP	Delaware
SVBIF Management	Mauritius
SVB India Advisors, Pvt. Ltd.	India
SVB India Capital 2006 Trust	Mauritius
SVB India Capital Partners I, L.P.	Cayman Islands
SVB India Finance Private Limited	India
SVB India Management I, LLC	Delaware
SVB Israel Advisors, Ltd.	Israel
SVB Qualified Investors Fund, LLC	California
SVB Qualified Investors Fund II, LLC	Delaware
SVB Securities	California
SVB Strategic Investors Fund, L.P.	California
SVB Strategic Investors Fund II, L.P.	Delaware
SVB Strategic Investors Fund III, L.P.	Delaware
SVB Strategic Investors Fund IV, L.P.	Delaware
SVB Strategic Investors, LLC	California
SVB Strategic Investors II, LLC	Delaware
SVB Strategic Investors III, LLC	Delaware
SVB Strategic Investors IV, LLC	Delaware
SVB Venture Capital Investment Management (Shanghai) Co. Limited	China
Venture Investment Managers, L.P.	Delaware